Exhibit 99.1

OMNIQ Receives $4.0 Million Purchase Agreement from Midwest-Based Third-Party Logistics Client

●	Multi-year deployment valued at approximately $4.0 million, includes an immediate $400,000 opening delivery
●	Continued deliveries are planned for fiscal year 2022 and beyond
●	Customer with annual revenue of over $400 million and more than 3,000 employees
●	OMNIQ to provide Android-based rugged data collection, computing and communication equipment to distribution centers across the United States
●	Contract includes Technical Support Services and device management software.

SALT LAKE CITY — OMNIQ Corp (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced today that it has received an approximately $4.0 million purchase agreement from a top, Midwest based (3PL) third party logistics client. omniQ will supply Android-based rugged data collection, computing and communication equipment to the 3PL customer’s distribution centers across the United States. The 3PL customer has annual revenue of over $400 million and more than 3,000 employees. The multi-year deployment is valued at approximately $4.0 million, which includes an immediate $400,000 opening delivery

The rugged all-touch computer for workers inside or outside the four walls has complete cellular network flexibility, faster WiFi connections, superior barcode capture, a high quality color rear camera for photos and videos, a front-facing 5MP color camera for video calls and soft keys for one-touch access to the most frequently used features. The state of the art device improves logistics efficiencies by enabling quick and accurate control of shipping/receiving and inventory management, all based on the advanced Android Operating System.

Shai Lustgarten, President & CEO at omniQ, commented, “Following the $7.8 million award announced just a few days ago, this $4.0 million order is yet another example of repeat business, demonstrating the value of omniQ’s existing customer base and highlights the quality of omniQ’s solutions. Moreover, our Company has built a solid reputation as experts in sophisticated Android implementation providing supply chain solutions comprised of cutting edge technology and software.”

About omniQ Corp.

omniQ Corp. (NASDAQ: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

omniQ recently announced the closing of its acquisition of 51% of the capital stock of Dangot Computers Ltd (Dangot). omniQ has an option to purchase the remaining 49% of the capital stock. Dangot is an Israeli based leader in providing innovative technologies including: frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets; integrated work stations for physicians, drug delivery and blood tests; robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara

Hayden IR

(646)-755-7412
james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com